UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

Prosper Funding LLC	Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

45-4526070	73-1733867
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Delaware
(State or other jurisdiction of incorporation or organization)

6199
(Primary Standard Industrial Classification Code Number)

111 Sutter Street, 22nd Floor
San Francisco, CA  94104
(415) 593-5400
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (415) 593-5400
Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Transfer Agreements

On January 22, 2013, Prosper Funding LLC (“Prosper Funding”) and Prosper Marketplace, Inc. (“PMI”) entered into a series of agreements that will result in PMI transferring the Prosper peer-to-peer lending platform to Prosper Funding, effective February 1, 2013.  These agreements are described below.  Copies of these agreements are attached as exhibits to this Current Report on Form 8-K.

Asset Transfer

On January 22, 2013, Prosper Funding and PMI entered into an Asset Transfer Agreement (the “Asset Transfer Agreement”) pursuant to which PMI will (i) transfer the platform and substantially all of PMI’s assets and rights related to the operation of the platform to Prosper Funding and (ii) make a cash contribution to Prosper Funding of between $3 million and $6 million.  Under the Asset Transfer Agreement, PMI will also transfer substantially all of its remaining assets to Prosper Funding, including (i) all outstanding PMI Notes issued by PMI under the Indenture (the “Indenture”) dated June 15, 2009 between PMI and Wells Fargo Bank, as trustee (the “Trustee”), (ii) all borrower loans held by PMI (the “PMI Borrower Loans”), (iii) all lender/borrower/group leader registration agreements related to the PMI Notes or the PMI Borrower Loans, and (iv) all documents and information related to the foregoing.  The transfer of assets under the Asset Transfer Agreement is referred to as the “Asset Transfer.”  Certain hardware and agreements relevant to the development, maintenance and use of the platform, including in relation to the origination, funding and servicing of borrower loans, and the issuance, funding and payment of the Notes, will not be transferred or assigned to Prosper Funding by PMI.

In the Asset Transfer Agreement, PMI agreed, among other things, to:

☐
fund any repurchase obligation with respect to the PMI Notes, and indemnify Prosper Funding for any other losses that arise out of any lender/borrower/group leader registration agreement related to the PMI Notes or the PMI Borrower Loans, including as a result of a breach by PMI of any of its representations or warranties made therein;

☐	fund any arbitration filing or administrative fees or arbitrator fees payable under any lender/borrower/group leader registration agreement related to the PMI Notes or the PMI Borrower Loans; and

☐	fund any indemnification obligations that arise under any group leader registration agreement entered into by PMI prior to the date of the Asset Transfer.

PMI will continue to service the PMI Borrower Loans pursuant to the Administration Agreement between PMI and Prosper Funding.  Under the Administration Agreement, PMI agreed, among other things, to use commercially reasonable efforts to service and collect the PMI Borrower Loans and will indemnify Prosper Funding for any losses as a result of its breach of such obligation.  Holders of the PMI Notes will be third party beneficiaries under the Asset Transfer Agreement and the Administration Agreement.

Supplemental Indenture and Amended and Restated Indenture

Under Section 4.1 of the Indenture, PMI may transfer substantially all of its assets to any person without the consent of the holders of the PMI Notes, provided that the transferee expressly assumes all of PMI’s obligations under the Indenture and the PMI Notes.  In that case, the transferee will succeed to and be substituted for PMI, and PMI will be discharged from all of its obligations and covenants, under the Indenture and the PMI Notes.

Accordingly, on January 22, 2013, Prosper Funding, PMI and Wells Fargo Bank, National Association, as trustee, entered into a supplemental indenture (the “Supplemental Indenture”) to PMI’s existing indenture that will, effective February 1, 2013 (i) effect such assumption, substitution and discharge (the “Note Assumption”), and (ii) amend and restate the Indenture to reflect the Note Assumption and to make certain other amendments to the Indenture as permitted therein (the “Amended and Restated Indenture”).  Following the Note Assumption, Prosper Funding will be the obligor with respect to the PMI Notes and the Indenture, and PMI will no longer have any obligations with respect thereto. The Supplemental Indenture and the Amended and Restated Indenture (which includes the form of Note) are attached as exhibits to this Current Report on Form 8-K.

Under the Amended and Restated Indenture, if an event of default occurs with respect to a series of Notes due to a reason other than bankruptcy, insolvency or reorganization, then, upon notification by the Trustee or by holders of at least 25% in aggregate principal amount of the outstanding Notes of such series, the stated principal amount of such series of outstanding Notes and all interest accrued thereon shall become due and payable immediately.  For a more complete discussion of the terms of the Amended and Restated Indenture, see the Registration Statement on Form S-1 filed by Prosper Funding and PMI (SEC File No. 333-179941 and 333-179941-01).

Prosper Funding has not engaged in any other transactions with its directors, executive officers, holders of more than 5% of its voting securities, or immediate family members or other affiliates of its directors, executive officers or 5% stockholders.

In connection with the entry into the Asset Transfer Agreement, the Supplemental Indenture and the Amended and Restated Indenture, Prosper Funding and PMI finalized and executed versions of other agreements relating to the transfer of the platform that have been previously filed by Prosper Funding and PMI, including the Administration Agreement between Prosper Funding and PMI; three agreements between Prosper Funding, PMI and FOLIOfn Investments, Inc.: an Amended and Restated Services Agreement, Amended and Restated Hosting Services Agreement and an Amended and Restated License Agreement; one agreement between Prosper Funding, PMI and Webbank: a Second Amended and Restated Loan Sale Agreement; and two agreements between PMI and Webbank: a Second Amended and Restated Loan Account Program Agreement and a Stand By Loan Purchase Agreement.  Each of these executed agreements is filed as an exhibit to this Form 8-K, along with an amendment to Prosper Funding’s operating agreement dated January 10, 2013.

Recapitalization and Management Changes

As previously disclosed, on January 15, 2013, PMI entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain new investors and certain of its existing investors (each, a “Share Purchaser” and, collectively, the “Share Purchasers”), pursuant to which PMI issued and sold to such Share Purchasers (either directly or through certain of their respective affiliates) 138,681,680 shares of PMI’s Series A Preferred Stock (the “Shares”) for an aggregate purchase price of $20 million. The Share Purchasers included: SC Prosper Holdings LLC, Merlin Acorn, LP, Draper Fisher Jurvetson, TomorrowVentures 2010 Fund, LLC, QED Fund I, L.P. and Eric & Erica Schwartz Investments LLC.

Under the terms of the Shares, the Share Purchasers have the right to convert the Shares into PMI common stock at any time. In addition, the Shares automatically convert into common stock (i) immediately prior to the closing of an IPO that values PMI at least at $200 million and that results in aggregate proceeds to PMI of at least $40 million or (ii) upon a written request from the holders of at least 70% of the voting power of the outstanding preferred stock (on an as-converted basis). In addition, if a holder of the Shares has converted any of the Shares, then all of such holder’s shares of Series A-1 Preferred Stock also will be converted upon a liquidation event. In lieu of any fractional shares of common stock to which a holder would otherwise be entitled, PMI shall pay such holder cash in an amount equal to the fair market value of such fractional shares, as determined by PMI’s Board of Directors (the “Board”). At present, the Series A Preferred Stock converts into PMI common stock at a 1:1 ratio while the Series A-1 Preferred Stock converts into PMI common stock at a 1,000,000:1 ratio.

In connection with that sale, PMI also issued 51,171,951 shares at the par value $0.001 per share of Series A-1 convertible preferred stock (Series A-1 Preferred Stock) to certain previous holders of PMI’s preferred stock who participated in the sale. The Series A-1 shares established certain liquidation rights, have no voting rights and are convertible into one share of PMI common stock for every one million shares of Series A-1. PMI allocated the fair value of the shares of Series A-1 Preferred Stock at the par value of $.001 per share from the proceeds of Series A.  Upon issuance of PMI Series A and Series A-1 Preferred Stock, all of PMI’s preferred stock existing prior to such issuance was converted into PMI common stock at a 1:1 ratio if the holder of the preferred stock participated in this offering or at a 10:1 ratio if the holder of the preferred stock did not so participate.

As a result of the recapitalization described above, there have been substantial changes to the management team at PMI, as well as to PMI’s capital structure.  These changes are discussed below.

Management of Prosper Marketplace, Inc. Following the Recapitalization

The following table sets forth information about PMI’s executive officers and directors as of the date of this report:

Name	Age	Position(s)

Stephan P. Vermut	66	Director and Chief Executive Officer
Sachin D. Adarkar	46	General Counsel and Secretary
Kirk T. Inglis	46	Chief Operating Officer
Daniel P. Sanford	56	Senior Vice President, Finance
Scott Strait	57	Chief Technology Officer
Pat Grady	30	Director

Stephan P. Vermut, age 66, has been appointed to serve as PMI’s Chief Executive Officer and elected to serve on PMI’s Board, effective as of January 22, 2013.  Mr. Vermut most recently served as Managing Director, Head of Prime Services at Wells Fargo Prime Services, LLC (formerly Merlin Securities, LLC). Mr. Vermut founded and served as Chairman of the Board, Chief Executive Officer and Managing Partner of Merlin Securities, LLC until it was acquired by Wells Fargo Securities in 2012. Mr. Vermut served as President and Chief Executive Officer of Montgomery/Bank of America Prime Brokerage from 1995 to 2003. Prior to that, Mr. Vermut was a Partner of Furman Selz in New York and Managing Director of the Prime Brokerage Division of Furman Selz. Mr. Vermut has over 35 years of Wall Street experience, which includes 11 years in institutional sales at L.F. Rothschild & Co. Mr. Vermut received a B.S. in Business Administration from Babson College. PMI believes that Mr. Vermut’s financial and business expertise, including his background of founding, managing and directing financial and technology-enabled service companies, give him the qualifications and skills to serve as a Director and Chief Executive Officer.

Sachin D. Adarkar has served as PMI’s General Counsel since August 2009. Mr. Adarkar is also Secretary and a director of Prosper Funding.  Prior to joining PMI, Mr. Adarkar was at the law firm of Sonnenschein, Nath & Rosenthal LLP in Palo Alto, CA from 2007 until 2009.   Prior to joining Sonnenschein, Mr. Adarkar served as Vice President and Deputy General Counsel of GreenPoint Mortgage Funding, Inc, a wholesale mortgage lender in Novato, CA, from 2003 until 2007.  Prior to joining GreenPoint, Mr. Adarkar spent several years practicing with the law firms of Gibson Dunn & Crutcher LLP and Howard Rice Nemerovski Canady Falk & Rabkin, both in San Francisco, and also served as Vice President and General Counsel of Valley Media, Inc., a music and video distributor.  Mr. Adarkar has a J.D. from UCLA, an M.A. from the University of California at Berkeley and a B.A., cum laude, from Georgetown University.

Kirk T. Inglis has served as PMI’s Chief Operating Officer since June 2009.  Mr. Inglis is also Vice President and a director of Prosper Funding.  From 2006 to June 2012, Mr. Inglis served as PMI’s Chief Financial Officer.  Prior to joining PMI, in 2006, Mr. Inglis worked as a consultant for Wells Fargo Bank, N.A., consulting on the effectiveness of their online marketing program.  From 1994 to 2003, Mr. Inglis served in various positions with Providian Financial Corporation.  At Providian, Mr. Inglis served as President of First Select Corporation, the largest purchaser of charged-off credit card debt in the United States, from 2000 to 2001.  In addition, he served as Chief Financial Officer of GetSmart.com following its acquisition by Providian in 1999.  Mr. Inglis also developed the financial planning and control infrastructure for Providian Financial Corporation following the spin-off from its parent company in 1996.  Mr. Inglis holds an M.B.A. from Memphis State University and a B.A. from the University of Texas at Austin.

Daniel P. Sanford has served as PMI’s Senior Vice President, Finance since December 2011. Mr. Sanford is also Treasurer of Prosper Funding. Prior to joining PMI, Mr. Sanford co-founded and served as the Chief Financial Officer of a consumer homeowner financial services company, Home Value Protection, Inc., from 2010 to 2011.  From 2005 to 2010, Mr. Sanford served as Senior Vice President, Controller of Washington Mutual Card Services (“WaMu”), which was subsequently purchased by J.P. Morgan.  While at WaMu and J.P. Morgan, Mr. Sanford was responsible for accounting and financial reporting activities, and was a leader in the structuring of various securitization trust transactions.  From 1992 to 2005, Mr. Sanford served in various financial management leadership positions at Providian Financial Services (“Providian”), including Controller.  While Controller at Providian, Mr. Sanford was responsible for managing all financial reporting and accounting aspects of the business.  Mr. Sanford holds a B.S. degree in Accounting and Finance from the University of California, Berkeley.

Scott Strait has served as PMI’s Chief Technology Officer since December 2012.  Prior to joining PMI, Mr. Strait served as the Chief Technology Officer at Aria Retirement Solutions and Chief Information Officer at Renewable Funding, from 2009 to 2012.  From 1996 to 2009, Mr. Strait served as Chief I Officer at Renewable Funding.  Mr. Strait served as Senior Vice President, Individual Investor Technology of Charles Schwab & Co. Inc. (“Schwab”) from 2007 to 2009, as Chief Technology Officer of Schwab from 2004 to 2007, as Senior Vice President Core Brokerage Solutions of Schwab from 2003 to 2004, as Senior Vice President, Schwab Institutional Technology of Schwab from 2002 to 2003, as Vice President, Schwab Institutional Technology of Schwab from 1999 to 2002, and as Director, Schwab Institutional Technology of Schwab from 1996 to 1999.  Mr. Strait holds a Ph.D. in Engineering-Economic Systems from Stanford University, an M.B.A. from Lehigh University, and a B.S. in Civil Engineering from Lehigh University.

Patrick W. Grady has served as one of PMI’s directors since January 2013. Mr. Grady has been a non-managing member of Sequoia Capital, a private investment partnership, since March 2007. Prior to joining Sequoia Capital, Mr. Grady was an associate at Summit Partners from July 2004 to February 2007. Mr. Grady holds a B.S. in Economics and Finance from Boston College. PMI believes that Mr. Grady’s experience as a venture capital investor with a focus on financial technologies and his overall management experience, give him the qualifications and skills to serve as a director.

Principal Security Holders of PMI following the Recapitalization

The following table sets forth information regarding the beneficial ownership of PMI’s common stock as of January 23, 2013, by:

●	each of PMI’s directors;

●	each of PMI’s named executive officers;

●	each person, or group of affiliated persons, who is known by PMI to beneficially own more than 5% of PMI’s common stock; and

●	all of PMI’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days after January 23, 2013. Except as otherwise indicated in the footnotes to the table below, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Percentage ownership calculations are based on 64,919,447 shares of common stock outstanding as of January 23, 2013. Each share of PMI preferred stock is convertible at any time at the discretion of the holder.  Shares of PMI’s Series A Preferred Stock convert into shares of PMI common stock at a ratio of 1 to 1.  Shares of PMI’s Series A-1 Preferred Stock convert into shares of PMI common stock at a ratio of 1,000,000 to 1.

In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, PMI deemed outstanding all shares of common stock subject to options and warrants held by that person or entity that are currently exercisable or exercisable within 60 days of January 23, 2013. PMI did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1.0% is denoted with an asterisk (*). Except as otherwise indicated in the footnotes to the table below, addresses of named beneficial owners and officers are in care of Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104.

	Total Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Beneficial Ownership
		Percentage
	2013	2013
Officer and Directors
Christian Larsen (2)	4,094,277	6.11%

Daniel Sanford (3)	100,209	*

Dawn Lepore (4)	224,063	*

Joseph Toms (5)	409,552	*

Kirk Inglis (6)	715,974	1.09%

Stephan Vermut (7)	6,934,084	9.65%

All directors and executive officers as a group (8)	12,702,222	16.80%

5% Shareholders
Accel Partners (9)	38,421,384	37.18%

Agilus Ventures (10)	12,024,125	15.63%

Benchmark Capital Partners (11)	4,771,103	6.85%

Crosslink Capital (12)	7,253,301	10.05%

DAG Ventures (13)	8,680,986	11.79%

Draper Fisher Jurvetson (14)	12,088,840	15.70%

IDG Capital Partners (15)	38,421,384	37.18%

Meritech Capital Partners (16)	8,680,987	11.79%

Sequoia Capital (17)	69,340,840	51.65%

(1)
As of January 23, 2013, there were 64,919,447 shares of common stock outstanding.  If all preferred stock, warrants and options were converted into shares of common stock, there would be 217,801,104 shares of common stock outstanding as of January 23, 2013.  On a fully diluted as-converted basis, PMI’s officers, directors and 5% shareholders would own the following percentages of PMI’s stock, as of January 23, 2013:

●	Christian A. Larsen: 1.88%
●	Daniel Sanford: 0.05%
●	Dawn Lepore: 0.10%
●	Joseph Toms: 0.19%
●	Kirk T. Inglis: 0.33%
●	Stephan Vermut: 3.18%
●	All directors and executive officers as a group: 5.83%
●	Accel Partners: 17.64%
●	Agilus Ventures: 5.52%
●	Benchmark Capital Partners: 2.19%
●	Crosslink Capital: 3.33%
●	DAG Ventures: 3.99%
●	Draper Fisher Jurvetson: 5.55%
●	IDG Capital Partners: 17.64%
●	Meritech Capital Partners: 3.99%
●	Sequoia Capital: 31.84%

(2)
Consists of 2,000,662 shares of common stock held by the Larsen-Lam Family Trust, of which Mr. Larsen is a trustee, and 2,093,615 shares of common stock issuable upon the exercise of stock options held by Mr. Larsen. Mr. Larsen has voting and investment power over the shares held by the Larsen Lam Family Trust. On March 15, 2012, Christian A. Larsen resigned as President and Chief Executive Officer of PMI.  On January 14, 2013, Christian A. Larsen resigned from PMI’s Board.

(3)	Consists of 100,209 shares of common stock issuable upon the exercise of stock options held by Daniel Sanford.

(4)
Consists of 224,063 shares of common stock issuable upon the exercise of stock options held by Dawn Lepore.  On January 22, 2013, Dawn Lepore resigned as PMI’s acting President and Chief Executive Officer.

(5)	Consists of 409,552 shares of common stock issuable upon the exercise of stock options held by Joseph Toms.

(6)	Consists of 715,974 shares of common stock issuable upon the exercise of stock options held by Kirk Inglis.

(7)
Consists of 6,934,084 shares of common stock issuable upon the exercise of stock options held by Stephan Vermut.  Stephan Vermut has been appointed to serve as PMI’s Chief Executive Officer and elected to serve on PMI’s Board, effective January 22, 2013.

(8)	Consists of 8,934,746 shares of common stock and common stock issuable upon the conversion of preferred stock and 3,767,476 shares of common stock issuable upon the exercise of stock options.

(9)
Represents 11,330,637 shares of common stock, 10,073,082 shares of common stock issuable upon the conversion of preferred stock and 76,371 shares of common stock issuable upon exercise of warrants held by Accel Partners through certain of its affiliates (collectively, the “Accel Shares”); 6,997,538 shares of common stock and 6,640,098 shares of common stock issuable upon the conversion of preferred stock held by IDG Capital Partners through certain of its affiliates (the “IDG Shares”); and 1,742,653 shares of common stock, 1,549,259 shares of common stock issuable upon the conversion of preferred stock and 11,746 shares of common stock issuable upon exercise of warrants held by the James Breyer 2011 Annuity Trust 2 and James W. Breyer 2005 Trust dated 2/25/2005 (collectively, the “Breyer Trusts”).  Accel Partners is deemed to have voting and investment power over the Accel Shares.  Accel Partners is an affiliate of IDG Capital Partners and may also therefore be deemed to share voting and investment power over the IDG Shares. Accel Partners disclaims beneficial ownership of the IDG Shares except to the extent of its pecuniary interest therein.  The address of Accel Partners is 428 University Avenue, Palo Alto, California 94301.   James W. Breyer is a trustee of the Breyer Trusts and partner of Accel Partners.  Therefore, Mr. Breyer may be deemed to share voting and investment power over the Accel Shares and IDG Shares.  Mr. Breyer disclaims beneficial ownership of the Accel Shares and the IDG Shares except to the extent of his pecuniary interest therein.

(10)
Represents 7,085,235 shares of common stock, 4,863,597 shares of common stock issuable upon the conversion of preferred stock and 75,293 shares of common stock issuable upon exercise of warrants held by Agilus Ventures through certain of its affiliates. Volition Capital, LLC, manages the US portfolio of Agilus Ventures under a sub-advisory agreement and has voting and investment power over the shares held by Agilus Ventures. The address of Agilus Ventures is 82 Devonshire Street, E16B, Boston, Massachusetts 02109.

(11)
Represents 3,724,035 shares of common stock, 963,383 shares of common stock issuable upon the conversion of preferred stock and 83,685 shares of common stock issuable upon exercise of warrants held by Benchmark Capital Partners through certain of its affiliates. Benchmark Capital Partners is deemed to have voting and investment power over these shares. The address of Benchmark Capital Partners V, L.P. is 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(12)
Represents 4,265,402 shares of common stock and 2,987,899 shares of common stock issuable upon the conversion of preferred stock held by Crosslink Capital through certain of its affiliates. Crosslink Capital is deemed to have voting and investment power over these shares. The address for Crosslink Capital is Two Embarcadero Center, Suite 2200, San Francisco, CA 94111.

(13)
Represents 4,393,362 shares of common stock, 4,260,084 shares of common stock issuable upon the conversion of preferred stock and 27,540 shares of common stock issuable upon the exercise of warrants held by DAG Ventures through certain of its affiliates. DAG Ventures is deemed to have voting and investment power over these shares. The address of DAG Ventures is 251 Lytton Avenue, Suite 200, Palo Alto, California 94301.

(14)
Represents 7,109,006 shares of common stock and 4,979,834 shares of common stock issuable upon the conversion of preferred stock held by Draper Fisher Jurvetson through certain of its affiliates. Draper Fisher Jurvetson is deemed to have voting and investment power over these shares. The address for Draper Fisher Jurvetson is 2882 Sand Hill Road, Suite 150, Menlo Park, California 94025.

(15)
Represents 6,997,538 shares of common stock and 6,640,098 shares of common stock issuable upon the conversion of preferred stock held by IDG Capital Partners through certain of its affiliates (“IDG Shares”); 11,330,637 shares of common stock, 10,073,082 shares of common stock issuable upon the conversion of preferred stock and 76,371 shares of common stock issuable upon exercise of warrants held by Accel Partners through certain of its affiliates (collectively, the “Accel Shares”); and 1,742,653 shares of common stock, 1,549,259 shares of common stock issuable upon the conversion of preferred stock and 11,746 shares of common stock issuable upon exercise of warrants held by the James Breyer 2011 Annuity Trust 2 and James W. Breyer 2005 Trust dated 2/25/2005 (collectively, the “Breyer Trusts”).  IDG Capital Partners is deemed to have voting and investment power over the IDG Shares, and maybe deemed to control the Accel Shares, but disclaims control of the Accel Shares. The address for IDG Capital Partners is 99 Queen’s Road Central, Unit 1509, The Center, Hong Kong, China. James W. Breyer is a trustee of the Breyer Trusts and a partner of Accel Partners.  Accel Partners is an affiliate of IDG Capital Partners.  Therefore, Mr. Breyer may be deemed to share voting and investment power over the Accel Shares and the IDG Shares.  Mr. Breyer disclaims beneficial ownership of the Accel Shares and the IDG Shares except to the extent of his pecuniary interest therein.

(16)
Represents 4,393,362 shares of common stock, 4,260,085 shares of common stock issuable upon the conversion of preferred stock and 27,540 shares of common stock issuable upon the exercise of warrants held by Meritech Capital Partners through certain of its affiliates. Meritech Capital Partners is deemed to have voting and investment power over these shares. The address for Meritech Capital Partners is 245 Lytton Avenue, Suite 350, Palo Alto, California 94301.

(17)
Represents 69,340,840 shares of common stock issuable upon the conversion of preferred stock held by Sequoia Capital. Sequoia Capital is deemed to have voting and investment power over these shares. The address for Sequoia Capital is 300 Sand Hill Road, 4-250, Menlo Park, California 94025.

Executive Officer Compensation

Summary Compensation Table

The following table provides information regarding the compensation earned during the year ended December 31, 2011 and December 31, 2012 by each person serving during the fiscal year ended December 31, 2012 as PMI’s principal executive officer or other executive officer, who are collectively referred to as PMI’s “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation		Totals ($)

Christian A. Larsen (2)	2012	$36,458	—	—	230,572	(3)	$267,030
Chief Executive Officer	2011	$157,292	—	$45,394	—		$202,686

Dawn G. Lepore (2)	2012	$119,327	—	$38,091	—		$157,418
Chief Executive Officer	2011	—	—	—	—		—

Kirk T. Inglis	2012	$279,167	—	$34,000	—		$313,167
Chief Operating Officer	2011	$216,666	$33,333	$27,863	—		$277,862

Joseph Toms	2012	$250,000	—	—	—		$250,000
Chief Investment Officer	2011	$128,846	$50,000	$117,951	—		$296,797

(1) Calculated in accordance with ASC 718 using the Black-Scholes model without consideration of forfeitures for outstanding options to purchase shares of PMI’s common stock.  There were no forfeitures by the above named executives during 2012 and 2011.  The key assumptions used in PMI’s ASC 718 calculation are discussed in Note 2 of PMI’s consolidated financial statements located in its annual report on Form 10-K/A.

(2) Mr. Larsen resigned as CEO and President of PMI as of March 15, 2012. Ms. Lepore was appointed to serve as PMI’s acting Chief Executive Officer, effective as of the same date.

(3) Mr. Larsen received $230,572 pursuant to his Separation Agreement, the material terms of which are described below.

Narrative Discussion of the Summary Compensation Table

The executive officers named above have been granted stock option awards upon employment with PMI and for merit increases as further discussed below under “Outstanding Equity Awards at December 31, 2012.”  PMI has no formal incentive compensation programs in place for its officers.  PMI does not believe that its compensation policies promote inappropriate or excessive risk taking.  The compensation it pays to its executive officers consists of three components: base salary, a discretionary bonus and stock option awards.  Base salary is a fixed amount, and is not tied to any metric relating to the performance of PMI’s business as a whole.  Discretionary bonuses, which PMI has only paid out on a limited number of occasions, also are not tied to any specific metrics regarding PMI’s performance. Except for the options granted to Mr. Larsen and Ms. Lepore, PMI’s stock option awards are generally structured so that they vest over multiple years, which align the interests of the grantees with the long-term interests of PMI’s stockholders.  The options granted to Mr. Larsen vest normally over multiple years, but will vest immediately if Mr. Larsen ceases to be Chairman of the Board at PMI’s request.1

The options granted to Ms. Lepore vested as follows: (i) 50% vested immediately upon grant, (ii) approximately 16.67% vested upon the completion of four months of employment, (iii) approximately 16.67% vested upon the completion of five months of employment and (iv) approximately 16.67% vested upon the completion of six months of employment.  Any incentives awarded and salary adjustments to the executive officers named above are made at the discretion of PMI’s compensation committee.  The compensation committee reviews and approves all compensation, including option awards, for PMI’s executive team.   There were no forfeitures by any of the above named executives for the year ended December 31, 2012.

Mr. Larsen was granted 623,353 share option awards on September 20, 2011 with an exercise price of $0.12, which are subject to the terms and conditions of the 2005 Stock Option Plan as set forth below.

Ms. Lepore was granted 224,063 share option awards on March 15, 2012 with an exercise price of $0.17, which are subject to the terms and conditions of the 2005 Stock Option Plan as set forth below.

Mr. Inglis was granted 200,000 share option awards on July 19, 2012 with an exercise price of $0.17 and was granted 382,618 share option awards on September 20, 2011 with an exercise price of $0.12, which are subject to terms and conditions of the 2005 Stock Option Plan as set forth below.

Mr. Toms was granted 982,926 share option awards on June 27, 2011 with an exercise price of $0.12, which are subject to the terms and conditions of the 2005 Stock Option Plan as set forth below.

All stock options granted to PMI’s named executive officers are incentive stock options, to the extent permissible under the Internal Revenue Code, as amended. All equity awards to PMI’s employees and directors were granted at no less than the fair market value of PMI’s common stock on the date of each award. In the absence of a public trading market for PMI’s common stock, PMI’s board of directors has determined the fair market value of PMI’s common stock in good faith based upon consideration of a number of relevant factors including the status of PMI’s development efforts, financial status and market conditions. See “Item 15. - Note to Consolidated Financial Statements” located in PMI’s annual report on Form 10-K/A.

1 On January 14, 2013, Mr. Larsen resigned as Chairman of the Board of PMI.  If Mr. Larsen does not rejoin the Board by February 13, 2013, his options will fully vest as of February 13, 2013.

Outstanding Equity Awards at December 31, 2012

The following table sets forth certain information regarding outstanding equity awards granted to PMI’s executive officers that remained outstanding as of December 31, 2012.

Outstanding Equity Awards

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Christian A. Larsen* (1)	1,695,172	281,065	0.20	7/18/2020

Christian A. Larsen* (2)	194,797	428,556	$0.12	9/19/2021

Dawn Lepore* (3)	224,063	—	$0. 17	3/14/2022

Kirk T. Inglis (4)	134,117	—	$0.50	12/11/2016

Kirk T. Inglis (5)	87,500	12,500	$0.56	6/16/2019

Kirk T. Inglis (6)	314,110	52,081	$0.20	6/9/2020

Kirk T. Inglis (7)	119,568	263,050	$0.12	9/19/2021

Kirk T. Inglis (8)	—	200,000	$0.17	7/18/2022

Joseph Toms (9)	—	368,597	$0.12	8/10/2021

*Mr. Larsen resigned as CEO and President of PMI as of March 15, 2012. Ms. Lepore was appointed to serve as PMI’s acting Chief Executive Officer, effective as of the same date.

(1) 33% of the options vested on May 6, 2011, with the remainder vesting monthly over the next 24 months in equal monthly amounts subject to continued employment with PMI.

(2) 25% of the options vested on September 20, 2012, with the remainder vesting monthly over the next 36 months in equal monthly amounts subject to continued employment with PMI. As a result of his resignation from PMI’s Board on January 14, 2013, Mr. Larsen’s options will vest and be exercisable in full for three years if he does not rejoin the Board by February 13, 2013.  .

(3) 50% of the options vested on March 15, 2012; approximately 16.67% of the options vested on July 15, 2012; approximately 16.67% of the options vested on August 15, 2012; and approximately 16.67% of the options vested on September 15, 2012.

(4) 25% of the options vested on November 15, 2007, with the remainder vesting monthly over the next 36 months in equal monthly amounts subject to continued employment with PMI.

(5) 25% of the options vested on June 17, 2010, with the remainder vesting monthly over the next 36 months in equal monthly amounts subject to continued employment with PMI.

(6) 33% of the options vested on May 6, 2011, with the remainder vesting monthly over the next 24 months in equal monthly amounts subject to continued employment with PMI.

(7) 25% of the options vested on September 20, 2012, with the remainder vesting monthly over the next 36 months in equal monthly amounts subject to continued employment with PMI.

(8) 25% of the options vest on September 24, 2013, with the remainder vesting monthly over the next 36 months in equal monthly amounts subject to continued employment with PMI.

(9) 25% of the options vested on June 27, 2012, with the remainder vesting monthly over the next 36 months in equal monthly amounts subject to continued employment with PMI.

Pursuant to a Separation Agreement entered into in connection with Mr. Larsen’s resignation as President and CEO of PMI on March 15, 2012, PMI made a severance payment to Mr. Larsen of $235,572.  As of December 31, 2012, except for Mr. Larsen’s Separation Agreement, there were no material contracts, agreements, plans or arrangements, written or unwritten, that provided for payments or stock option awards to the named executive officers above in connection with their respective resignation, retirement or other termination.  All options granted to PMI’s executive officers, except as otherwise provided, shall be subject to the terms and conditions of the 2005 Stock Option Plan as set forth below.

Director Compensation

As reflected in the table below, PMI occasionally grants options to its directors for their service on the Board but does not otherwise compensate directors for their service on the board.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)		Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
James W. Breyer (2)	-	-	-		-	-	-	-
Lawrence W. Cheng (3)	-	-	-		-	-	-	-
Jerome Contro (4)	-	-	-		-	-	-	-
Court Coursey (5)	-	-	-		-	-	-	-
Timothy C. Draper (5)	-	-	-		-	-	-	-
Nigel W. Morris (5)	-	-	74,511	(6)	-	-	-	74,511
Jeffrey Jacobs (7)	-	-	-		-	-	-	-
David Silverman (8)	-	-	-		-	-	-	-
Eric Schwartz (5)	-	-	74,511	(9)	-	-	-	74,511

(1)
Calculated in accordance with ASC 718 using the Black-Scholes model without consideration of forfeitures for outstanding options to purchase shares of PMI’s common stock.  There were no forfeitures by the above named directors during 2012.  The key assumptions used in PMI’s ASC 718 calculation are discussed in Note 2 of PMI’s consolidated financial statements located in PMI’s annual report on Form 10-K/A.

(2)	Effective June 19, 2012, Mr. Breyer resigned from the board of directors.
(3)	Effective December 22, 2012, Mr. Cheng resigned from the board of directors.
(4)	Mr. Contro passed away on January 13, 2012.
(5)	Effective January 14, 2013, Messrs. Coursey, Draper, Morris and Schwartz resigned from the board of directors.

(6)
Represents a warrant to acquire 438,301 shares of PMI’s common stock at $0.17 per share granted to QED Fund I, L.P. as compensation for Mr. Morris.  Such warrant was the only outstanding option award for Mr. Morris as of December 31, 2012.

(7)	Effective December 17, 2012, Mr. Jacobs resigned from the board of directors.
(8)	Effective December 20, 2012, Mr. Silverman resigned from the board of directors.
(9)
Represents a warrant to acquire 438,301 shares of PMI’s common stock at $0.17 per share granted to Mr. Schwartz.  Such warrant was the only outstanding option for award for Mr. Schwartz as of December 31, 2012.

From time to time, PMI reimburses certain of its non-employee directors for travel and other expenses incurred in connection with attending board meetings.  PMI has agreed to reimburse certain of its directors for legal expenses incurred by them stemming from the class action lawsuit as described in the “Information About Prosper Marketplace, Inc.—Legal Proceedings” section included in PMI’s annual report on Form 10-K/A, pursuant to PMI’s indemnification agreements with its directors as discussed below.

Employee Benefit Plans

Stock Option Plan

In 2005, PMI’s stockholders approved the adoption of the 2005 Stock Option Plan.  On December 1, 2010, PMI’s stockholders approved the adoption of the Amended and Restated 2005 Stock Plan (as amended and restated, the “2005 Plan”).  The 2005 Plan will terminate upon the earliest to occur of (i) December 1, 2020, (ii) the date on which all shares of common stock available for issuance under the 2005 Plan have been issued as fully vested shares of common stock, and (iii) the termination of all outstanding stock options granted pursuant to the 2005 Plan.  The 2005 Plan provides for the grant of the following:

•	incentive stock options under the federal tax laws (“ISOs”), which may be granted solely to PMI’s employees, including officers; and

•	nonstatutory stock options (“NSOs”), which may be granted to PMI’s directors, consultants or employees, including officers.

Share Reserve.  On June 3, 2011 PMI’s Board of Directors and stockholders approved an amendment to the 2005 Plan to increase the total pool of shares subject to options issuable under the 2005 Plan by 3,550,875 shares.  On September 20, 2011 and October 17, 2011, respectively, PMI’s Board and stockholders approved another amendment to the 2005 Plan increasing the share pool by 1,000,000 shares.    On May 10, 2012 and July 17, 2012, respectively, PMI’s Board’s Compensation Committee and stockholders approved another amendment to the 2005 Plan increasing the share pool by 1,700,000 shares.  On January 14, 2013, PMI’s Board and stockholders approved another amendment to the 2005 Plan increasing the share pool by 56,483,417 shares.  As of the date hereof, an aggregate of 71,723,081 shares of PMI’s common stock are authorized for issuance under the 2005 Plan.  Shares of PMI’s common stock subject to options that have expired or otherwise terminate under the 2005 Plan without having been exercised in full will again become available for grant under the plan.  Shares of PMI’s common stock issued under the 2005 Plan may include previously unissued shares or reacquired shares bought on the market or otherwise.

Administration.  The 2005 Plan is administered by PMI’s board of directors, which may in turn delegate authority to administer the plan to a committee (the “Administrator”).  Subject to the terms of the 2005 Plan, the Administrator determines recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting.  Subject to the limitations set forth below, the Administrator will also determine the exercise price of options granted under the 2005 Plan.

Stock options will be granted pursuant to stock option agreements.  The exercise price for ISOs cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant.  The exercise price for NSOs cannot be less than 85% of the fair market value of the common stock subject to the option on the date of grant.  Options granted under the 2005 Plan will vest at the rate specified in the option agreement.  Unvested shares of PMI’s common stock issued in connection with an early exercise may be repurchased by PMI.  In general, the term of stock options granted under the 2005 Plan may not exceed ten years.  Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with PMI, or any affiliate of PMI, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months after the date the service relationship ends, unless the terms of the stock option agreement provide for earlier termination.  If an optionholder’s service relationship with PMI, or any affiliate of PMI, ceases without cause for any reason other than disability or death, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option.

Acceptable forms of consideration for the purchase of PMI’s common stock under the 2005 Plan, to be determined at the discretion of the Administrator at the time of grant, include (i) cash or (ii) the tendering of other shares of common stock or the attestation to the ownership of shares of common stock that otherwise would be tendered to PMI in exchange for PMI’s reducing the number of shares necessary for payment in full of the option price for the shares so purchased (provided that the shares tendered or attested to in exchange for the shares issued under the 2005 Plan may not be shares of restricted stock at the time they are tendered or attested to), or (iii) any combination of (i) and (ii) above.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order.  However, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations.  The aggregate fair market value, determined at the time of grant, of shares of PMI’s common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of PMI’s stock plans may not exceed $100,000.  The options or portions of options that exceed this limit are treated as NSOs.  No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of PMI’s total combined voting power unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any ISO award must not exceed five years from the date of grant.

Option Grants to Outside Directors.  Options may be granted to outside directors in accordance with the policies established from time to time by the Administrator specifying the number of shares, if any, to be subject to each award and the time(s) at which such awards shall be granted.  All options granted to outside directors shall be NSOs and, except as otherwise provided, shall be subject to the terms and conditions of the 2005 Plan.

Adjustments.  In the event that there is a specified type of change in PMI’s capital structure not involving the receipt of consideration by PMI, such as a stock split or stock dividend, the number of shares reserved under the 2005 Plan and the maximum number and class of shares issuable to an individual in the aggregate, and the exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Dissolution or Liquidation.  In the event of a proposed dissolution or liquidation of PMI, the Administrator shall provide written notice to each participant at least 20 days prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.  The Administrator may specify the effect of a liquidation or dissolution on any award of restricted stock or other award at the time of grant of such award.

Reorganization.  Upon the occurrence of a Reorganization Event (as defined below), each outstanding option shall be assumed or an equivalent option substituted by the successor corporation, except in the event that the successor corporation does not assume the option or an equivalent option is not substituted, then the Administrator shall notify the optionholder that one of the following will occur:

•	all options must be exercised as of a specified time prior to the Reorganization Event or will be terminated immediately prior to the Reorganization Event; or

•
all outstanding options will terminate upon consummation of such Reorganization Event and each participant will receive, in exchange therefore, a cash payment per share equal to the difference between the acquisition price per share and the exercise price.

A “Reorganization Event” is defined as (i) a merger or consolidation of PMI with or into another entity, as a result of which all of PMI’s common stock is converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of PMI’s common stock for cash, securities or other property pursuant to a share exchange transaction.

401(k) Plan

PMI maintains through its payroll and benefits service provider, a defined contribution employee retirement plan that covers all of its employees meeting certain eligibility requirements.  The 401(k) plan is designed to provide tax-deferred retirement benefits in accordance with the provisions of Section 401(k) of the Internal Revenue Code.  Eligible employees may defer up to 90% of eligible compensation up to the annual maximum as determined by the Internal Revenue Service, which is $17,000 for 2012.  Participants who are at least 50 years old can also make “catch-up” contributions, which in 2012 may be up to an additional $5,500 above the statutory limit.  Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions.  Employee contributions are held and invested by the plan’s trustee.  PMI’s contributions to the plan are discretionary and PMI has not made any contributions to date.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	Asset Transfer Agreement, dated as of January 22, 2013, between Prosper Marketplace, Inc., and Prosper Funding LLC

3.1	Second Amended and Restated Limited Liability Company Agreement of Prosper Funding LLC

4.1	First Supplemental Indenture, dated as of January 22, 2013 by and among Prosper Marketplace, Inc., Prosper Funding LLC, and Wells Fargo Bank, National Association

4.2	Amended and Restated Indenture, dated as of January 22, 2013 by and among Prosper Marketplace, Inc., Prosper Funding LLC, and Wells Fargo Bank, National Association

10.1	Administration Agreement, dated as of January 22, 2013 by and among Prosper Funding LLC and Prosper Marketplace, Inc.

10.2	Amended and Restated Services Agreement, dated as of January 24, 2013, among FOLIOfn Investments, Inc., Prosper Marketplace, Inc., and Prosper Funding LLC

10.3	Amended and Restated Hosting Services Agreement, dated as of January 24, 2013, among Prosper Marketplace, Inc., Prosper Funding LLC, and FOLIOfn Investments, Inc.

10.4	Amended and Restated License Agreement, as of January 24, 2013, among Prosper Marketplace, Inc., Prosper Funding LLC, and FOLIOfn Investments, Inc.

10.5	Second Amended and Restated Loan Sale Agreement, dated as of January 25, 2013, by and among Webbank, Prosper Marketplace, Inc., and Prosper Funding LLC

10.6	Second Amended and Restated Loan Account Program Agreement, dated as of January 25, 2013, by and between Webbank and Prosper Marketplace, Inc.

10.7	Stand By Loan Purchase Agreement, dated as of January 25, 2013, by and between Webbank and Prosper Marketplace, Inc.,

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: January 25, 2013	By	/s/ Sachin Adarkar
Sachin Adarkar
General Counsel & Secretary

Prosper Funding LLC

Date: January 25, 2013	By	/s/ Sachin Adarkar
Sachin Adarkar
Secretary